Exhibit 99.1

Envestnet Reports Fourth Quarter 2019 Financial Results

Chicago, IL — February 20, 2020 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2019.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions except per share data)	2019	2018	Change	2019	2018	Change
GAAP:
Total revenues	$239.9	$210.1	14%	$900.1	$812.4	11%
Net income (loss)	$3.4	$(0.5)	n/m	$(17.2)	$4.0	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.07	$0.00	n/m	$(0.33)	$0.12	n/m

Non-GAAP:
Adjusted revenues(1)	$242.5	$210.1	15%	$909.4	$812.5	12%
Adjusted net revenues(1)	$177.1	$150.2	18%	$665.5	$580.3	15%
Adjusted EBITDA(1)	$61.5	$47.5	30%	$193.3	$157.5	23%
Adjusted net income(1)	$37.1	$28.9	28%	$113.4	$91.1	24%
Adjusted net income per diluted share(1)	$0.69	$0.61	13%	$2.15	$1.92	12%

n/m - Not meaningful

“Envestnet had an unprecedented year in 2019. We experienced a great tragedy. We stood up, moved forward and remained committed to the vision of building the operating system for financial wellness powered by our data infrastructure which enables financial advisors and their firms to help millions of American households achieve their financial goals and aspirations. In the fourth quarter, we grew revenue 14%, adjusted EBITDA 30%, and adjusted earnings per share 13% compared to the prior year,” said Bill Crager, Interim Chief Executive Officer.

“We are moving forward very purposefully with our vision and mission in mind. We are focused on expanding the definition of unified advice and continuing to launch services and tools that help advisors grow their businesses and serve more clients efficiently,” concluded Mr. Crager.

Financial Results for the Fourth Quarter of 2019 Compared to the Fourth Quarter of 2018:

Total revenues increased 14% to $239.9 million for the fourth quarter of 2019 from $210.1 million for the fourth quarter of 2018. The PortfolioCenter and PIEtech acquisitions contributed revenues of $2.3 million and $12.2 million, respectively, for the fourth quarter of 2019. Excluding these items, total revenues grew 7% for the fourth quarter of 2019 compared to the prior year period. Asset-based recurring revenues increased 5% from the prior year period, and represented 54% of total revenues for the fourth quarter of 2019, compared to 58% of total revenues for the same period in 2018. Subscription-based recurring revenues increased 32% from the prior year period, and represented 43% of total revenues for the fourth quarter of 2019, compared to 37% of total revenues for the same period in 2018. Professional services and other non-recurring revenues decreased 11% from the prior year period.

Total operating expenses for the fourth quarter of 2019 increased 14% to $226.9 million from $198.6 million in the prior year period. Cost of revenues increased 8% to $73.2 million for the fourth quarter of 2019 from $67.9 million for the fourth quarter of 2018. Compensation and benefits increased 34% to $98.0 million for the fourth quarter of 2019 from $73.0 million for the prior year period. Compensation and benefits were 41% of total revenues for the fourth quarter of 2019, compared to 35% in the prior year period. General and administration expenses decreased 28% to $27.6 million for the fourth quarter of 2019 from $38.4 million for the prior year period. General and administrative expenses were 12% of total revenues for the fourth quarter of 2019, compared to 18% in the prior year period. The acquisitions of PortfolioCenter and PIEtech were significant contributors to compensation and benefits, as well as general and administrative expenses for the fourth quarter of 2019. Excluding PortfolioCenter and PIEtech, operating expenses for the fourth quarter of 2019 increased 4% compared to the prior year period to $205.6 million.

Income from operations was $13.0 million for the fourth quarter of 2019 compared to income from operations of $11.5 million for the fourth quarter of 2018. Net income attributable to Envestnet, Inc. was $3.6 million, or $0.07 per diluted share, for the fourth quarter of 2019 compared to $0.2 million, or $0.00 per diluted share, for the fourth quarter of 2018.

Adjusted revenues(1) for the fourth quarter of 2019 increased 15% to $242.5 million from $210.1 million for the prior year period. Adjusted net revenues(1) for the fourth quarter of 2019 increased 18% to $177.1 million from $150.2 million for the prior year period. Adjusted EBITDA(1) for the fourth quarter of 2019 increased 30% to $61.5 million from $47.5 million for the prior year period. Adjusted Net Income(1) increased 28% for the fourth quarter of 2019 to $37.1 million from $28.9 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the fourth quarter of 2019 increased 13% to $0.69 from $0.61 in the fourth quarter of 2018.

Financial Results for the Full Year of 2019 Compared to the Full Year of 2018:

Total revenues increased 11% to $900.1 million for the year ended December 31, 2019 from $812.4 million for the year ended December 31, 2018. The PortfolioCenter and PIEtech acquisition contributed revenues of $6.7 million and $30.3 million, respectively, for the year ended December 31, 2019. Excluding these items, total revenues grew 6% for the year ended December 31, 2019 compared to the prior year period. Asset-based recurring revenues increased 1% from the prior year period, and represented 54% of total revenues for the year ended December 31, 2019 compared to 59% of total revenues for the same period in 2018. Subscription-based revenues increased 28% from the prior year period, and represented 42% of total revenues for the year ended December 31, 2019 compared to 36% of total revenues for the same period in 2018. Professional services and other non-recurring revenues increased 4% from the prior year period.

Total operating expenses for the year ended December 31, 2019 increased 15% to $916.2 million from $798.2 million in the prior year period. Cost of revenues increased 6% to $278.8 million for the year ended December 31, 2019 from $263.4 million for the year ended December 31, 2018. Compensation and benefits increased 21% to $383.6 million for the year ended December 31, 2019 from $317.2 million for the prior year period. Compensation and benefits were 43% of total revenues for the year ended December 31, 2019, compared to 39% in the prior year period. General and administration expenses increased 9% to $152.6 million for the year ended December 31, 2019 from $140.0 million for the prior year period. General and administrative expenses were 17% of total revenues for the year ended December 31, 2019, consistent with the prior year period. The acquisitions of PortfolioCenter and PIEtech were significant contributors to the year-over-year increases in compensation and benefits, as well as general and administrative expenses for the year ended December 31, 2019. Excluding PortfolioCenter and PIEtech, operating expenses for the year ended December 31, 2019 increased 7% compared to the prior year period to $857.5 million.

Loss from operations was $16.1 million for the year ended December 31, 2019 compared to income from operations of $14.2 million or the year ended December 31, 2018. Net loss attributable to Envestnet, Inc. was $16.8 million, or $0.33 per diluted share, for the year ended December 31, 2019 compared to net income of $5.8 million, or $0.12 per diluted share, for the year ended December 31, 2018.

Adjusted revenues(1) for the year ended December 31, 2019 increased 12% to $909.4 million from $812.5 million for the prior year period. Adjusted net revenues (1) for the year ended December 31, 2019 increased 15% to $665.5 million from $580.3 million for the prior year period. Adjusted EBITDA(1) for the year ended December 31, 2019 increased 23% to $193.3 million from $157.5 million for the prior year period. Adjusted Net Income(1) increased 24% for the year ended December 31, 2019 to $113.4 million from $91.1 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the year ended December 31, 2019 increased 12% to $2.15 from $1.92 in the year ended December 31, 2018.

Outlook

The Company provided the following outlook for the first quarter ending March 31, 2020 and full year ending December 31, 2020. This outlook is based on the market value of assets on December 31, 2019.

In Millions Except Adjusted EPS	1Q 2020			FY 2020
GAAP:
Revenues:
Asset-based	$134.0	-	$135.0
Subscription-based	$101.7	-	$102.2
Total recurring revenues	$235.7	-	$237.2
Professional services and other revenues	$6.0	-	$6.5
Total revenues	$241.7	-	$243.7	$1,017.5	-	$1,027.5

Asset-based cost of revenues	$69.5	-	$70.0	$292.0	-	$294.0
Total cost of revenues	$76.5	-	$77.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		55.6
Net Income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues(1):
Asset-based	$134.0	-	$135.0
Subscription-based	$102.0	-	$102.5
Total recurring revenues	$236.0	-	$237.5
Professional services and other revenues	$6.0	-	$6.5
Total revenues	$242.0	-	$244.0	$1,018.0	-	$1,028.0

Adjusted net revenues(1)	$172.0	-	$174.5	$724.0	-	$736.0

Adjusted EBITDA(1)	$46.0	-	$47.0	$220.0	-	$224.0
Adjusted net income per diluted share(1)		$0.45		$2.22	-	$2.27

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2019 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (866) 548-4713, or for international callers (323) 794-2093. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 7137531. The replay will be available until Thursday, February 27, 2020.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered investment advisors (“RIAs”). Envestnet | MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics enables innovation and insights through its Envestnet | Yodlee data aggregation platform.

More than 100,000 advisors and more than 4,700 companies including: 16 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of internet services companies leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences and help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non‑cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non‑cash interest expense, non‑cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, fair market value adjustment on contingent consideration liability, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted‑average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 12-15 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2020, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisitions of FolioDynamix, PortfolioCenter and PIEtech will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 20, 2020 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
312 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$82,505	$289,345
Fees receivable, net	67,815	68,004
Prepaid expenses and other current assets	32,183	23,557
Total current assets	182,503	380,906

Property and equipment, net	53,756	44,991
Internally developed software, net	60,263	38,209
Intangible assets, net	505,589	305,241
Goodwill	879,850	519,102
Operating lease right-of-use assets, net	82,796	—
Other non-current assets	37,127	25,298
Total assets	$1,801,884	$1,313,747

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$137,944	$133,298
Accounts payable	17,277	19,567
Operating lease liabilities	13,816	—
Convertible Notes due 2019	—	165,711
Contingent consideration	—	732
Deferred revenue	34,753	23,988
Total current liabilities	203,790	343,296

Convertible Notes due 2023	305,513	294,725
Revolving credit facility	260,000	—
Contingent consideration	9,045	—
Deferred revenue	5,754	6,910
Non-current operating lease liabilities	88,365	—
Deferred rent and lease incentive	—	17,569
Deferred tax liabilities, net	29,481	640
Other non-current liabilities	32,360	18,005
Total liabilities	934,308	681,145

Equity:
Total stockholders’ equity	869,094	633,700
Non-controlling interest	(1,518)	(1,098)
Total liabilities and equity	$1,801,884	$1,313,747

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Asset-based	$128,717	$122,872	$484,312	$481,233
Subscription-based	102,885	77,799	378,813	295,467
Total recurring revenues	231,602	200,671	863,125	776,700
Professional services and other revenues	8,334	9,409	37,002	35,663
Total revenues	239,936	210,080	900,127	812,363

Operating expenses:
Cost of revenues	73,216	67,875	278,811	263,400
Compensation and benefits	97,964	73,014	383,554	317,188
General and administration	27,603	38,356	152,564	139,984
Depreciation and amortization	28,104	19,332	101,271	77,626
Total operating expenses	226,887	198,577	916,200	798,198

Income (loss) from operations	13,049	11,503	(16,073)	14,165
Other expense, net	(8,934)	(6,525)	(32,022)	(23,327)
Income (loss) before income tax provision (benefit)	4,115	4,978	(48,095)	(9,162)

Income tax provision (benefit)	698	5,490	(30,893)	(13,172)

Net income (loss)	3,417	(512)	(17,202)	4,010
Add: Net loss attributable to non-controlling interest	173	735	420	1,745
Net income (loss) attributable to Envestnet, Inc.	$3,590	$223	$(16,782)	$5,755

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.07	$—	$(0.33)	$0.13

Diluted	$0.07	$—	$(0.33)	$0.12

Weighted average common shares outstanding:
Basic	52,574,128	45,985,791	50,937,919	45,268,002

Diluted	54,034,972	47,752,500	50,937,919	47,384,085

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(17,202)	$4,010
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	101,271	77,626
Deferred rent and lease incentive amortization	—	671
Provision for doubtful accounts	2,855	1,618
Deferred income taxes	(39,630)	(23,629)
Non-cash compensation expense	60,444	40,245
Non-cash interest expense	19,246	14,534
Accretion on contingent consideration and purchase liability	1,772	222
Payments of contingent consideration	(578)	—
Fair market value adjustment to contingent consideration liability	(8,126)	—
Loss allocation from equity method investment	2,361	1,146
Gain on life insurance proceeds	(5,000)	—
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable, net	1,139	(12,890)
Prepaid expenses and other current assets	(6,440)	(887)
Other non-current assets	(5,234)	(3,336)
Accrued expenses and other liabilities	(811)	12,939
Accounts payable	(2,863)	1,743
Deferred revenue	727	345
Other non-current liabilities	4,795	3,028
Net cash provided by operating activities	108,726	117,385

INVESTING ACTIVITIES:
Purchases of property and equipment	(19,847)	(20,524)
Capitalization of internally developed software	(34,096)	(24,068)
Investment in private companies	(5,250)	(1,200)
Acquisitions of businesses, net of cash acquired	(320,915)	(194,617)
Proceeds from life insurance policy	5,000	—
Other	(600)	(1,270)
Net cash used in investing activities	(375,708)	(241,679)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	—	345,000
Convertible Notes due 2023 issuance costs	—	(9,982)
Payment of Convertible Notes due 2019	(184,751)	—
Proceeds from borrowings on revolving credit facility	345,000	195,000
Payments on revolving credit facility	(85,000)	(276,168)
Revolving credit facility issuance costs	(2,103)	—
Payments of contingent consideration	(171)	(2,193)
Issuance of common stock and warrants - private placement, net of offering costs	—	122,704
Proceeds from exercise of stock options	10,592	5,305
Purchase of treasury stock for stock-based tax withholdings	(23,107)	(20,816)
Purchase of ERS units	—	(6,560)
Issuance of restricted stock units	5	4
Net cash provided by financing activities	60,465	352,294

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(399)	(592)

INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(206,916)	227,408

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	289,671	62,263

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$82,755	$289,671

(a) The following table reconciles cash, cash equivalents and restricted cash from the consolidated balance sheets to amounts reported in the consolidated statements of cash flows:

	December 31,
	2019	2018
Cash and cash equivalents	$82,505	$289,345
Restricted cash included in prepaid expenses and other current assets	82	158
Restricted cash included in other non-current assets	168	168
Total cash, cash equivalents and restricted cash	$82,755	$289,671

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Total revenues	$239,936	$210,080	$900,127	$812,363
Deferred revenue fair value adjustment	2,601	26	9,271	118
Adjusted revenues	242,537	210,106	909,398	812,481
Less: Asset-based cost of revenues	(65,439)	(59,893)	$(243,913)	$(232,145)
Adjusted net revenues	$177,098	$150,213	$665,485	$580,336

Net income (loss)	$3,417	$(512)	$(17,202)	$4,010
Add (deduct):
Deferred revenue fair value adjustment	2,601	26	9,271	118
Interest income	(488)	(960)	(3,347)	(2,363)
Interest expense	8,175	7,055	32,520	25,203
Accretion on contingent consideration and purchase liability	532	13	1,772	222
Income tax provision (benefit)	698	5,490	(30,893)	(13,172)
Depreciation and amortization	28,104	19,332	101,271	77,626
Non-cash compensation expense	17,203	10,671	60,444	40,245
Restructuring charges and transaction costs	1,833	5,547	26,558	15,580
Severance	7,220	49	15,367	8,318
Fair market value adjustment on contingent consideration liability	(8,126)	—	(8,126)	—
Litigation related expense	814	—	2,879	—
Foreign currency	(280)	413	(72)	(589)
Non-income tax expense adjustment	(1,106)	(466)	374	(590)
Loss allocation from equity method investment	854	77	2,361	1,146
Loss attributable to non-controlling interest	79	719	110	1,791
Adjusted EBITDA	$61,530	$47,454	$193,287	$157,545

Net income (loss)	$3,417	$(512)	$(17,202)	$4,010
Income tax provision (benefit) (1)	698	5,490	(30,893)	(13,172)
Loss before income tax provision (benefit)	4,115	4,978	(48,095)	(9,162)
Add (deduct):
Deferred revenue fair value adjustment	2,601	26	9,271	118
Accretion on contingent consideration and purchase liability	532	13	1,772	222
Non-cash interest expense	4,475	4,570	18,743	13,905
Non-cash compensation expense	17,203	10,671	60,444	40,245
Restructuring charges and transaction costs	1,833	5,547	26,558	15,580
Severance	7,220	49	15,367	8,318
Amortization of acquired intangibles and fair value adjustment to property and equipment, net	19,629	13,025	70,677	53,856
Fair market value adjustment on contingent consideration liability	(8,126)	—	(8,126)	—
Litigation related expense	814	—	2,879	—
Foreign currency	(280)	413	(72)	(589)
Non-income tax expense adjustment	(1,106)	(466)	374	(590)
Loss allocation from equity method investment	854	77	2,361	1,146
Loss attributable to non-controlling interest	79	719	110	1,791
Adjusted net income before income tax effect	49,843	39,622	152,263	124,840
Income tax effect (2)	(12,710)	(10,697)	(38,827)	(33,705)
Adjusted net income	$37,133	$28,925	$113,436	$91,135

Basic number of weighted-average shares outstanding	52,574,128	45,985,791	50,937,919	45,268,002
Effect of dilutive shares:
Options to purchase common stock	784,361	1,173,064	1,015,164	1,304,493
Unvested restricted stock units	591,657	593,645	691,740	811,590
Convertible Notes	84,826	—	33,388	—
Warrants	951	—	—	—
Diluted number of weighted-average shares outstanding	54,035,923	47,752,500	52,678,211	47,384,085

Adjusted net income per share - diluted	$0.69	$0.61	$2.15	$1.92

(1) For the three months ended December 31, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 17.0% and 110.3%, respectively. For the year ended December 31, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 64.2% and 143.8%, respectively.
(2) For 2019, an estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income. For 2018, an estimated normalized effective tax rate of 27% has been used to compute adjusted net income.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$191,639	$48,297	$—	$239,936
Deferred revenue fair value adjustment	2,601	—	—	2,601
Adjusted revenues	194,240	48,297	—	242,537
Less: Asset-based cost of revenues	(65,439)	—	—	(65,439)
Adjusted net revenues	128,801	48,297	—	177,098

Income (loss) from operations	$20,744	$(1,262)	$(6,433)	$13,049
Add:
Deferred revenue fair value adjustment	2,601	—	—	2,601
Accretion on contingent consideration and purchase liability	532	—	—	532
Depreciation and amortization	19,689	8,415	—	28,104
Non-cash compensation expense	10,382	3,164	3,657	17,203
Restructuring charges and transaction costs	702	(758)	1,090	1,034
Severance	4,071	1,498	1,651	7,220
Fair market value adjustment on contingent consideration liability	—	—	(8,126)	(8,126)
Litigation related expense	—	814	—	814
Other	128	—	(2)	126
Non-income tax expense adjustment	(907)	(199)	—	(1,106)
Loss attributable to non-controlling interest	79	—	—	79
Adjusted EBITDA	$58,021	$11,672	$(8,163)	$61,530

	Three Months Ended December 31, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$162,222	$47,858	$—	$210,080
Deferred revenue fair value adjustment	26	—	—	26
Adjusted revenues	162,248	47,858	—	210,106
Less: Asset-based cost of revenues	(59,893)	—	—	(59,893)
Adjusted net revenues	102,355	47,858	—	150,213

Income (loss) from operations	$26,722	$(1,205)	$(14,014)	$11,503
Add:
Deferred revenue fair value adjustment	26	—	—	26
Accretion on contingent consideration and purchase liability	13	—	—	13
Depreciation and amortization	11,218	8,114	—	19,332
Non-cash compensation expense	5,198	2,987	2,486	10,671
Restructuring charges and transaction costs	720	822	4,005	5,547
Severance	(49)	97	1	49
Other	67	4	(11)	60
Non-income tax expense adjustment	(1,053)	587	—	(466)
Loss attributable to non-controlling interest	719	—	—	719
Adjusted EBITDA	$43,581	$11,406	$(7,533)	$47,454

	Year Ended December 31, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$709,458	$190,669	$—	$900,127
Deferred revenue fair value adjustment	9,271	—	—	9,271
Adjusted revenues	718,729	190,669	—	909,398
Less: Asset-based cost of revenues	(243,913)	—	—	(243,913)
Adjusted net revenues	474,816	190,669	—	665,485

Income (loss) from operations	$67,713	$(25,262)	$(58,524)	$(16,073)
Add (deduct):
Deferred revenue fair value adjustment	9,271	—	—	9,271
Accretion on contingent consideration and purchase liability	1,772	—	—	1,772
Depreciation and amortization	65,746	35,525	—	101,271
Non-cash compensation expense	33,968	14,963	11,513	60,444
Restructuring charges and transaction costs	2,491	635	22,633	25,759
Severance	6,315	7,212	1,840	15,367
Fair market value adjustment on contingent consideration liability	—	—	(8,126)	(8,126)
Litigation related expense	—	2,879	—	2,879
Other	239	—	—	239
Non-income tax expense adjustment	500	(126)	—	374
Loss attributable to non-controlling interest	110	—	—	110
Adjusted EBITDA	$188,125	$35,826	$(30,664)	$193,287

	Year Ended December 31, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$632,605	$179,758	$—	$812,363
Deferred revenue fair value adjustment	110	8	—	118
Adjusted revenues	632,715	179,766	—	812,481
Less: Asset-based cost of revenues	(232,145)	—	—	(232,145)
Adjusted net revenues	400,570	179,766	—	580,336

Income (loss) from operations	$75,491	$(10,013)	$(51,313)	$14,165
Add:
Deferred revenue fair value adjustment	110	8	—	118
Accretion on contingent consideration and purchase liability	222	—	—	222
Depreciation and amortization	45,139	32,487	—	77,626
Non-cash compensation expense	19,342	11,552	9,351	40,245
Restructuring charges and transaction costs	3,143	1,735	10,702	15,580
Severance	7,810	480	28	8,318
Other	66	4	—	70
Non-income tax expense adjustment	(1,177)	587	—	(590)
Loss attributable to non-controlling interest	1,791	—	—	1,791
Adjusted EBITDA	$151,937	$36,840	$(31,232)	$157,545

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2018	2019	2019	2019	2019
	(in millions except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$150,591	$176,144	$182,143	$188,739	$207,083
Assets under Administration ("AUA")	291,934	319,129	330,226	316,742	343,505
Total AUM/A	442,525	495,273	512,369	505,481	550,588
Subscription	2,314,253	2,546,483	2,835,780	2,947,582	3,205,281
Total Platform Assets	$2,756,778	$3,041,756	$3,348,149	$3,453,063	$3,755,869
Platform Accounts
AUM	816,354	874,574	907,034	934,811	935,039
AUA	1,182,764	1,187,589	1,196,114	1,136,430	1,193,882
Total AUM/A	1,999,118	2,062,163	2,103,148	2,071,241	2,128,921
Subscription	8,865,435	8,909,581	9,492,653	9,692,714	9,793,175
Total Platform Accounts	10,864,553	10,971,744	11,595,801	11,763,955	11,922,096
Advisors
AUM/A	40,103	39,035	39,727	39,735	40,563
Subscription	56,237	57,594	59,292	60,319	61,180
Total Advisors	96,340	96,629	99,019	100,054	101,743

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2019:

	As of	Gross		Net	Market	As of
	9/30/2019	Sales	Redemptions	Flows	Impact	12/31/2019
	(in millions except account data)
AUM	$188,739	$17,267	$(8,584)	$8,683	$9,661	$207,083
AUA	316,742	25,377	(14,654)	10,723	16,040	343,505
Total AUM/A	$505,481	$42,644	$(23,238)	$19,406	$25,701	$550,588

Fee-Based Accounts	2,071,241			57,680		2,128,921

The above AUM/A gross sales figures include $8.3 billion in new client conversions. We onboarded an additional $32.0 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $40.3 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2019:

	As of	Gross		Net	Market	Reclass to	As of
	12/31/2018	Sales	Redemptions	Flows	Impact	Subscription	12/31/2019
	(in millions, except account data)
AUM	$150,591	$68,652	$(33,980)	$34,672	$28,382	$(6,562)	$207,083
AUA	291,934	93,901	(68,534)	25,367	48,899	(22,695)	343,505
Total AUM/A	$442,525	$162,553	$(102,514)	$60,039	$77,281	$(29,257)	$550,588

Fee-Based Accounts	1,999,118			228,759		(98,956)	2,128,921

The above AUM/A gross sales figures include $31.5 billion in new client conversions. We onboarded an additional $297.9 billion in subscription conversions during 2019, bringing total conversions for the year to $329.4 billion.

Asset and account figures in the “Reclass to Subscription” column for the year ended December 31, 2019 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.